EXHIBIT 3.1(c)

                            ARTICLES OF INCORPORATION

                                       AND

                                CORPORATE BYLAWS

                                  ADC ANDEAN SA

          Minutes taken by Etienne Jeandin, Esq., on December 18, 1996


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ANDEAN DEVELOPMENT CORPORATION, with a principal place of business at Boca Raton
(Florida - USA)

Hereby represents to the undersigned Notary on its desire to establish a stock company under the corporate name of:

                                  ADC ANDEAN SA

pursuant to Title XXVI of the Code of Commerce, to be governed by the text of the bylaws hereunder.

The undersigned parties hereby represent and warrant as follows:

                                  SHARE CAPITAL

The founding partners hold the one hundred (100) registered shares which have been issued at a par value of ONE THOUSAND FRANCS (Fr 1,000), thereby constituting the share capital of the Company, broken down as follows:

                                     SHARES

1)  Pedro Pablo ERRAZURIZ OSSA
         representing ninety-eight shares                    98
2) Claude MERMIER
         representing one share                               1
3) Yves MERMIER
         representing one share                               1

                                                            ---
ON AGGREGATE: one hundred shares                            100

                                  SUBSCRIPTION

The founding partners have unconditionally undertaken to contribute the funds corresponding to the issuance of the aforementioned shares.


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KNOW ALL PERSONS BY THESE PRESENTS THAT ON THIS 10TH DAY OF DECEMBER 199_, in
the presence of the undersigned Etienne JEANDIN, Esq., Notary Public in and for
Geneva:

                                 THERE APPEARED

1) PEDRO PABLO ERRAZURIZ OSSA, Chilean, administrator, bearing legal address at Los Conquistadores 1700, Piso 21, Santiago, Chile.

2) CLAUDE MERMIER, corporate director, bearing legal address at Bernex, 23 Chemin de l'Eponontaz, born in Epalinges (VD).

3) YVES MERMIER, attorney-at-law, bearing legal address at Bernex, 33 route de Pre-marais, born in Epalinges (VD).

Who hereby represent acting in a fiduciary capacity, that is, for themselves but on behalf of the company:

                                     WAIVER

Each founding partner has paid the sum of ONE THOUSAND FRANCS (Fr 1,000) on each share subscribed for by the same, representing the full par value of each share, and on aggregate amounting to ONE HUNDRED THOUSAND FRANCS (Fr 100,000), said sum having been deposited to the account of ADC Andean SA, a stock company under process of incorporation in Geneva, with Union de Banques Suisses (Geneva), as applicable being ADC Andean SA an Entity governed by the Federal Law on Banks and Savings Institutions, which sum shall be kept for the exclusive disposition of the company, the aforesaid as set forth in a certificate issued by said bank in Geneva on December 12, 1996, duly authenticated and attached hereto.

                                 REPRESENTATION

Furthermore, the founding partners hereby represent:
      that all the shares have been validly subscribed for, that the promised contributions correspond to the full issuance price, and that the contributions have been made pursuant to all legal and regulatory requirements.

                                GOVERNANCE BODIES

Furthermore, the founding partners hereby appoint:

A- As sole administrator:
         Claude MERMIER, duly qualified, who hereby accepts his mandate. B- As auditors:

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         Societe Fiduciaire et d'Etudes Fiscales, a stock company bearing legal address in Geneva, 6 rue Bonivard, who accepts its mandate by means of a letter dated December 12, 1996, which letter has been duly authenticated and attached hereto.

                                   DECLARATION

The undersigned Notary hereby attests that the founding partners have formally declared unto him that they do not hold any right to the recovery of physical assets prior to the distribution thereof, whether real or personal. The founding partners have been further deemed, in a separate document, in compliance of the provisions concerning the preliminary recovery of assets (Art. 628 CO) and those regarding the purchase of real estate for individuals located abroad.

The undersigned Notary attests that the text of declarations I (general certificate on the absence of rights to preliminary recovery) and II (certificate on the absence of rights to preliminary recovery under the Lex Friedrich) have been delivered to the said Notary and to the founding partners, the latter having given their approval therefor. Said texts are attached hereto.

                              SUPPORTING DOCUMENTS

The undersigned Notary hereby certifies that the following documents have been delivered to the founding partners, who approved the same, which documents are attached hereto:

         the bylaws of the company,
         the certificate of bank deposit,
         the letter of acceptance by the auditing firm, certificates I and II on the absence of rights to preliminary recovery.

These minutes have been duly taken, drafted and executed at this Notary's Office, 5 Place Claparede.

IN WITNESS WHEREOF, the parties have set their hand hereunto with the undersigned Notary.

Signatures follow:

Recorded in Geneva, this 20th day of December 1996. Vol. 1996 No. 13865.
Tax: Fr. 54.60. Notary's Seal.  Signed by: Siro MARTIN

FOR CERTIFIED ISSUANCE, IN ACCORDANCE WITH ITS ORIGINAL